Registration No.  033-96550

As filed with the Securities and Exchange Commission on May 27, 2011
______________________________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

       TRIAD GUARANTY INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	101 South Stratford Road Winston-Salem, North Carolina 27104 (Address of principal executive offices)	56-1838519 (I.R.S. Employer Identification Number)

TRIAD GUARANTY INC.
401(K) PROFIT SHARING PLAN
(Full title of the plan)

Earl F. Wall
Senior Vice President, Secretary and
General Counsel
Triad Guaranty Inc.
101 South Stratford Road
Winston-Salem, North Carolina  27104
          (336) 723-1282
(Name, address and telephone number, including area code,
of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,”“accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer	☐		Accelerated Filer	☐
Non-accelerated filer	☐	(do not check if a smaller reporting company)	Smaller reporting company	☒

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) relates to the Registration Statement on Form-S-8 (Registration No. 033-96550) filed by Triad Guaranty Inc. (the “Company”) on August 29, 1995 (the “1995 Registration Statement”) registering shares of common stock of the Company (the “Common Stock”) and related plan interests under the Triad Guaranty Inc. 401(k) Profit Sharing Plan, as amended (the “Plan”).  This Post-Effective Amendment is being filed solely to deregister any and all securities previously registered under the 1995 Registration Statement that remain unsold as of the date of this Post-Effective Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), Triad Guaranty Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina, on this 27th day of May, 2011.

TRIAD GUARANTY INC.

By:  /s/ Kenneth W. Jones
    Kenneth W. Jones
    President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated as of  May 27, 2011.

/s/ Kenneth W. Jones Name: Kenneth W. Jones Title: President, Chief Executive Officer and Chief Financial Officer (Principal Executive Officer and Principal Financial Officer)	/s/ Kenneth S. Dwyer Name: Kenneth S. Dwyer Title: Vice President of Finance and Chief Accounting Officer (Principal Accounting Officer)
/s/ William T. Ratliff, III* Name: William T. Ratliff, III Title: Chairman of the Board of Directors	/s/ Deane W. Hall* Name: Deane W. Hall Title: Director
/s/ H. Lee Durham, Jr.* Name: H. Lee Durham, Jr. Title: Director	/s/ David W. Whitehurst* Name: David W. Whitehurst Title: Director

*By:  /s/ Kenneth S. Dwyer
Name:    Kenneth S. Dwyer
Attorney-in-Fact

THE PLAN

Pursuant to the requirements of the Securities Act of 1933, the trustee (or other persons who administer the employee benefit plan) have duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina, on this 27th day of May, 2011.

TRIAD GUARANTY INC.  401(K) PROFIT SHARING PLAN,  as amended

By:    /s/  Earl F. Wall
Earl F. Wall
As Administrator